Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-277912 on Form S-4 of our reports dated February 21, 2024, relating to the financial statements of ANSYS, Inc. and the effectiveness of ANSYS, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ANSYS, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 11, 2024